EXHIBIT 35.1

                    SERVICER COMPLIANCE STATEMENT (ITEM 1123)

                        RESIDENTIAL FUNDING COMPANY, LLC

                RFMSI SERIES 2007-S9 TRUST (THE "ISSUING ENTITY")

The undersigned, a duly authorized officer of Residential Funding Company, LLC, as servicer (the "Servicer") pursuant to the Series Supplement, dated as of November 1, 2007, and the Standard Terms of Pooling and Servicing Agreement, dated as of November 1, 2007 (as amended from time to time, the "Agreement"), among Residential Funding Mortgage Securities I, Inc., as company, Residential Funding Company, LLC, as master servicer, and U.S. Bank National Association, as trustee, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 24th day of March 2008.


By:   /s/ Anthony N. Renzi
      Name:   Anthony N. Renzi
      Title:  Managing Director